Exhibit 5

                             SECURITY AGREEMENT


          THIS SECURITY AGREEMENT (this "Agreement") dated May 24, 2004, is entered into by and between The Madison Avenue Capital Group II Trust, a trust formed under the laws of Colorado, Madison Liquidity Investors 104, LLC, Madison Liquidity Investors 100, LLC, Madison Liquidity 112, LLC, Madison Liquidity Investors 120, LLC, Windy City Investment, LLC, Madison Liquidity Investors 103, LLC, Madison Liquidity Investors 111, LLC, Madison Liquidity Investors 119, LLC (all Delaware limited liability companies, unless otherwise indicated), as grantors (each a "Grantor", collectively the "Grantors"), and KALMIA INVESTORS, LLC, a Delaware limited liability company, as secured party (the "Secured Party").


                       W I T N E S S E T H  T H A T :

          WHEREAS:

          The Grantors, Madison Capital Management, LLC, a Nevada limited liability company ("Holdco") and the Secured Party have entered into a Purchase Agreement dated May 24, 2004 (the "Purchase Agreement"), whereby, inter alia, each Grantor has transferred to the Secured Party all of such Grantor's respective rights, title and interest in, and claims to, any profits and losses of Westin Hotels Limited Partnership (the "Partnership"), cash distributions, voting rights and other benefits of any nature whatsoever, distributable or allocable to 10,512 Units, in the aggregate, sold pursuant to the Purchase Agreement under the partnership agreement of the Partnership, and any rights attributable to claims, damages, recoveries, including recoveries from class action lawsuits, and causes of action accruing to the ownership of such Units, and the proceeds thereof (the "Collateral") (Collateral not including any proceeds due to the Grantors from the sale of the Units pursuant to the Purchase Agreement).

          (A) As a condition to the Secured Party's purchase of the Units and payment therefor, the Secured Party requires that each Grantor individually and not jointly executes and delivers to the Secured Party this Agreement and grants the security interests contemplated hereby in order to create in favor of the Secured Party a valid and perfected security interest, as that term is defined in the Uniform Commercial Code of Delaware (the "Code"), in the Collateral, as security for the payment and performance of all of the individual obligations of such Grantor jointly and severally with Holdco, not jointly or severally with any of the other Grantors, under or in connection with the Purchase Agreement, including the obligation to cause the general partner of the Partnership to transfer the Units to the name of the Secured Party and registration of the Units in the name of the Secured Party on the books of the Partnership (such obligations of each individual Grantor and Holdco are hereinafter referred to as the "Secured Obligations").

          NOW, THEREFORE, in consideration of the premises, the parties hereby agree as follows:

          1. Grant of Security. As security for the Secured Obligations, each Grantor individually, as legal and beneficial owner, hereby assigns, pledges, transfers and sets over to the Secured Party and its successors and assigns, and hereby grants to the Secured Party a security interest in, all of such Grantor's right, title and interest in and to the Collateral.

          2. Security for Secured Obligations. This Agreement secures the payment and performance of all of the Secured Obligations of each Grantor individually and is not intended to cause any one Grantor to secure the payment or performance obligations of any other Grantor.

          3. Negative Pledge. Each Grantor does hereby, individually and not jointly, warrant and represent that it has not assigned or pledged, and hereby covenants that it will not assign or pledge so long as this Assignment shall remain in effect, any of its respective right, title or interest in the whole or any part of the Collateral hereby assigned to anyone other than the Secured Party, and it will take or omit to take any action, the taking or omission of which might result in an alteration or impairment of the rights hereby assigned or any of the rights created in this Agreement; and such Grantor does hereby irrevocably appoint and constitute the Secured Party as such Grantor's true and lawful attorney-in-fact with full power (in the name of such Grantor or otherwise) to ask, require, demand, receive, compound and give acquittance for any and all moneys and claims for moneys assigned hereby, to endorse any checks or other instruments or orders in connection therewith, to file any claims or take any action or institute any proceedings which the Secured Party may deem to be necessary or advisable in the premises and to file any and all Uniform Commercial Code (the "Code") financing statements or renewals thereof in connection with this Agreement without the signature of such Grantor which the Secured Party may deem to be necessary or advisable in order to perfect or maintain the security interest granted hereby.

          4. Application of Proceeds. All moneys collected or received from time to time by the Secured Party pursuant to this Agreement shall be dealt with by the Secured Party in its sole discretion.

          5. Remedies. The security constituted by this Agreement shall be enforceable against a Grantor if a default in the Secured Obligations of such Grantor shall have occurred and be continuing with respect to such Grantor. (Such Grantor is hereinafter referred to as a "Defaulted
Grantor.") It is the express understanding of the parties hereto that a default in the Secured Obligation of one Defaulted Grantor PER SE shall not permit the Secured Party to enforce any rights with respect to any other Grantor or the Collateral of any other Grantor.

          In such case, the Secured Party may exercise, in respect of the Collateral of a Defaulted Grantor, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Code (whether or not the Code shall be applied by the court in the jurisdiction in which enforcement of the security interest contained herein is sought) and also may (i) require the Defaulted Grantor to, and the Grantors hereby agree that, at such time as they become a Defaulted Grantor, they will at their own expense and upon request of the Secured Party forthwith, assemble all or any part of their Collateral as directed by the Secured Party and make it available to the Secured Party, at a place to be designated by the Secured Party which is reasonably convenient to the parties, and (ii) without notice, except as specified below, sell the Defaulted Grantor's Collateral or any part thereof in one or more parcels at public or private sale, at any of the Secured Party's offices or elsewhere, for cash, and at such price or prices and upon such other terms as the Secured Party may deem commercially reasonable. The Secured Party shall give the Defaulted Grantor at least ten days' notice of the time and place of any public sale. The Grantors agree that, should they become a Defaulted Grantor, ten days' notice of any such sale is commercially reasonable notification. The Secured Party shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          6. Non-Interference with Remedies; Specific Performance. (a) Each Grantor individually agrees that following the occurrence and during the continuance of a default by such Grantor in its respective Secured Obligations, it will not, at any time, pledge, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Agreement, or the absolute sale of the whole or any part of such Grantor's Collateral or the possession thereof by any purchaser at any sale hereunder, and each Grantor individually waives the benefit of all such laws to the extent they lawfully may do so. The Grantors agree they will not interfere with any right, power or remedy of the Secured Party provided for in this Agreement now or hereafter existing at law or in equity or by statute or otherwise, or with the exercise or beginning of the exercise by the Secured Party of any one or more of such rights, powers or remedies.

          (b) The Grantors agree that a breach of any of the agreements or covenants contained in this Agreement will cause irreparable injury to the Secured Party, that the Secured Party has no adequate remedy at law in respect of such breach and, as a consequence, agrees that each and every agreement and covenant of a Grantor contained in this Agreement shall be specifically enforceable against such Grantor and only such Grantor, individually and not jointly, and the Grantors hereby waive and agree not to assert any defenses against an action for specific performance of such agreements or covenant.

          7. Further Assurances. The Grantors agree that at any time and from time to time, upon the written request of the Secured Party, the Grantors will promptly and duly execute and deliver any and all such further instruments and documents as the Secured Party may deem desirable in obtaining the full benefits of this Agreement and of the rights and powers herein granted.

          8. Remedies Cumulative and Not Exclusive; No Waiver. Each and every right, power and remedy herein given to the Secured Party shall be cumulative and shall be in addition to every other right, power and remedy of the Secured Party now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy, whether herein given or otherwise existing, may be exercised from time to time, in whole or in part, and as often and in such order as may be deemed expedient by the Secured Party, and the exercise or the beginning of the exercise of any right, power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Secured Party in the exercise of any right or power or in the pursuance of any remedy accruing upon any breach or default by any person shall impair any such right, power or remedy or be construed to be a waiver of any such right, power or remedy or to be an acquiescence therein; nor shall the acceptance by the Secured Party of any security or of any payment of or on account of any of the amounts due from any person under or in connection with the Purchase Agreement or any document delivered in connection therewith and maturing after any breach or default or of any payment on account of any past breach or default be construed to be a waiver of any right to take advantage of any future breach or default or of any past breach or default not completely cured thereby.

          9. Invalidity. If any provision of this Agreement shall at any time for any reason be declared invalid, void or otherwise inoperative by a court of competent jurisdiction, such declaration or decision shall not affect the validity of any other provision or provisions of this Agreement, or the validity of this Agreement as a whole. In the event that it should transpire that by reason of any law or regulation, or by reason of a ruling of any court, or by any other reason whatsoever, the Agreement herein contained is either wholly or partly defective, the Grantors hereby undertake to furnish the Secured Party with an alternative Agreement or alternative security and/or to do all such other acts as, in the sole and reasonable opinion of the Secured Party, shall be required in order to ensure and give effect to the full intent of this Agreement.

          10. Continuing Security. It is declared and agreed that the security created by this Agreement in the Collateral of a Grantor shall be held by the Secured Party as a continuing security for performance of all the Secured Obligations of such Grantor and no other Grantor and that the security so created shall not be satisfied by an intermediate satisfaction of any part of such Grantor's obligations and that the security so created shall be in addition to and shall not in any way be prejudiced or affected by any collateral or other security of a Grantor now or hereafter held by the Secured Party for all or any part of the moneys hereby secured.

          11. Security Interest Absolute. All rights of the Secured Party and the security interest granted hereunder, and all Secured Obligations, shall be absolute and unconditional, irrespective of:

          (i)       any lack of validity or  enforceability of the Purchase
                    Agreement,   or  any  other   agreement  or  instrument
                    relating thereto;

          (ii) any change in the time, manner of, or in any other term of, all or any of the obligations of any Grantor and Holdco or any other person under or in connection with the Purchase Agreement or any other amendment or waiver of or any consent to any departure from the Purchase Agreement or the terms thereof; or

          (iii) any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Grantors in respect of the Secured Obligations or this Agreement.

          12. Waiver; Amendment. None of the terms and conditions of this Assignment may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Secured Party and the Grantors.

          13. Notices. Notices and other communications hereunder shall be in writing and may be sent by fax as follows:


          If to the Grantors:



                                    Madison Capital Management, LLC
                                    6143 South Willow Drive
                                    Greenwood Village, Colorado 80111
                                    Attention:  John Gordon
                                    Tel:  303 957 4210
                                    Fax:  303 957 2090

                     Copy to:
                                    Jonathan Baum
                                    39 Hollenbeck Avenue
                                    Great Barrington, Massachusetts 01230
                                    Tel:  413 528 7980
                                    Fax:  413 528 6725


                  If to the Secured Party:

                                    Kalmia Investors, LLC
                                    601 Carlson Parkway
                                    Suite 200
                                    Minnetonka, MN 55305
                                    Tel; 952 476 7200
                                    Fax: 952-476-7201

or to such other address as a party shall from time to time specify in writing to the other parties. Any notice sent by facsimile shall be confirmed by letter dispatched as soon as practicable thereafter. Every notice or other communication shall, except so far as otherwise expressly provided by this Assignment, be deemed to have been received (provided that it is received prior to 2 p.m. New York time; otherwise it shall be deemed to have been received on the next following Business Day) in the case of a facsimile on the date of dispatch thereof (provided further that if the date of dispatch is not a Business Day in the locality of the party to whom such notice or demand is sent, it shall be deemed to have been received on the next following Business Day in such locality), and in the case of a letter, at the time of receipt thereof.

          14. Successors and Assigns. Whenever in this Agreement reference is made to any person, such reference shall be deemed to include the successors and assigns of such person.

          15. Waiver of Jury Trial. IT IS MUTUALLY AGREED BY AND BETWEEN THE PARTIES HERETO THAT EACH OF THEM HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER PARTY HERETO ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT AND ANY SECURITY DOCUMENT TO WHICH THE GRANTORS OR THE SECURED PARTY MAY BE A PARTY OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          16. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE DELAWARE WITHOUT ANY REFERENCE TO CONFLICTS OF LAWS PRINCIPLES OF THAT STATE.

          17. Headings.  In this Assignment,  Section headings are inserted
for   convenience   of   reference   only  and  shall  be  ignored  in  the
interpretation hereof.

          18. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be deemed to be duplicate originals and which shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day and year first above written.



                              THE MADISON AVENUE CAPITAL GROUP II
                              TRUST

                              By: /s/ Bryan E. Gordon
                                  ------------------------------
                                   Bryan E. Gordon
                                   Managing Director

                              MADISON LIQUIDITY INVESTORS 104, LLC

                              By: /s/ Bryan E. Gordon
                                  ------------------------------
                                   Bryan E. Gordon
                                   Managing Director

                              MADISON LIQUIDITY INVESTORS 100, LLC

                              By: /s/ Bryan E. Gordon
                                  ------------------------------
                                   Bryan E. Gordon
                                   Managing Director

                              MADISON LIQUIDITY INVESTORS 112, LLC

                              By: /s/ Bryan E. Gordon
                                  ------------------------------
                                   Bryan E. Gordon
                                   Managing Director

                              MADISON LIQUIDITY INVESTORS 120, LLC

                              By: /s/ Bryan E. Gordon
                                  ------------------------------
                                   Bryan E. Gordon
                                   Managing Director

                              WINDY CITY INVESTMENT, LLC

                              By: /s/ Bryan E. Gordon
                                  ------------------------------
                                   Bryan E. Gordon
                                   Managing Director

                              MADISON LIQUIDITY INVESTORS 103, LLC

                              By: /s/ Bryan E. Gordon
                                  ------------------------------
                                   Bryan E. Gordon
                                   Managing Director

                              MADISON LIQUIDITY INVESTORS 111, LLC

                              By: /s/ Bryan E. Gordon
                                  ------------------------------
                                   Bryan E. Gordon
                                   Managing Director

                              MADISON LIQUIDITY INVESTORS 119, LLC

                              By: /s/ Bryan E. Gordon
                                  ------------------------------
                                   Bryan E. Gordon
                                   Managing Director

                              MADISON CAPITAL MANAGEMENT, LLC

                              By: /s/ Bryan E. Gordon
                                  ------------------------------
                                   Bryan E. Gordon
                                   Managing Director

                              KALMIA INVESTORS, LLC

                              By: Smithtown Bay, LLC
                                  Manager

                              By: Global Capital Management, Inc.
                                  Manager

                              By: /s/ Thomas Siering
                                  ------------------------------
                                  Thomas Siering
                                  Vice President






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